                                                                 EXHIBIT (h)(28)

                           FORM OF AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

                                 BY AND BETWEEN

                              ING INVESTMENTS, LLC,

                       AELTUS INVESTMENT MANAGEMENT, INC.
                                       AND
                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds:

                                           GUARANTEE            MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                             MATURITY DATE      (AS A PERCENTAGE OF AVERAGE NET ASSETS)*
------------                             -------------      ----------------------------------------
                                                            Class A    Class B    Class C    Class Q
                                                            -------    -------    -------    -------
ING Principal Protection Fund          October 11, 2006      1.75%      2.50%      2.50%      1.75%

ING Principal Protection Fund II       January 31, 2007      1.75%      2.50%      2.50%      1.75%

ING Principal Protection Fund III      June 5, 2007          1.75%      2.50%      2.50%      1.75%

ING Principal Protection Fund IV       October 8, 2007       1.75%      2.50%      2.50%      1.75%

ING Principal Protection Fund V        January 22, 2008      1.75%      2.50%      2.50%      1.75%

ING Principal Protection Fund VI       April 22, 2008        1.75%      2.50%      2.50%      1.75%

ING Principal Protection Fund VII**    July 15, 2008         1.75%      2.50%      2.50%      1.75%


                                                                                              ----
                                                                                                HE

Approved by the Board of Trustees on May 9, 2001 for ING Principal Protection Fund; on November 2, 2001 for ING Principal Protection Fund II; on February 26, 2002 for ING Principal Protection Fund III; on May 24, 2002 for ING Principal Protection Fund IV; on August 20, 2002 for ING Principal Protection

----------

* Effective through to the Guarantee Maturity Date, thereafter this limit is subject to change if the Agreement is extended as contemplated in paragraph 4 and 5.4.

** This Amended Schedule A will be effective with respect to this Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.

Fund V; and on November 22, 2002 for ING Principal Protection Fund VI and ING Principal Protection Fund VII.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of _____________________________________.



ING INVESTMENTS, LLC



_______________________________
Name:  Michael J. Roland
Title: Executive Vice President



AELTUS INVESTMENT MANAGEMENT, INC.



_______________________________
Name:  ________________________
Title: ________________________



ING EQUITY TRUST



_______________________________
Name:  Robert S. Naka
Title: Senior Vice President